Exhibit 99.2

Related Party Transaction – Form of Teaching Support Agreement

English Translation for Reference Purpose Only

Teaching Support Agreement

Party A: Beijing Decision Education Co., Ltd. (Management-WOFE)

Party B: [the name of New Oriental Schools]

(1)	WHEREAS, Party A, a wholly owned foreign enterprise duly organized and existing under PRC laws, owns considerable ability in the teaching management, teaching support and teaching materials research and development, and possesses abundant experience in relevant fields and

(2)	WHEREAS, Party B, an independent private school in China, providing language training and relevant courses to the public, needs Party A to provide it with supporting services including the provision of teaching plan, teaching project, curriculum, teaching items, etc.

NOW, THEREFORE, through friendly negotiation and on the principle of equality and mutual benefit, in relation to the Teaching Support Services provided by Party A to Party B and the payments by Party B for Teaching Support Services under this Agreement, Parties hereby agree contract as follows:

1.	General Rules

1.1	Definition of “Teaching Support Services”: the Teaching Support Services include but are not limited to the provision of teaching plan, teaching project, curriculum, teaching items. (“teaching supporting” hereinafter)

1.2	Responsibility of teaching support: It is Party A’s responsibilities to ensure the provision of reasonable Teaching Support Services. Without consent by Party A, Party B shall not enter into same or similar contracts with any third party other than Party A, and shall not provide similar Teaching Support Services to any third party other than Party A.

1.3	Ownership of teaching support: Party A owns the contents of the Teaching Support Services provided under this Agreement. Party A is entitled to provide all kinds of teaching services same or similar to this Agreement to the teaching support provided in any third Party other than Party B.

Exhibit 99.2

Related Party Transaction – Form of Teaching Support Agreement

English Translation for Reference Purpose Only

1.4	Term of teaching support: the execution of this Agreement shall prevail.

1.5	Teaching Support Service Fees: means the fees paid to Party A from Party B according to this Agreement for the Teaching Support Services rendered.

2.	Contents of Teaching Support Services

2.1	Requirements of Teaching Support Services: First, Party B writes down the present teaching situations. Party A provides the resolution Teaching Support Services resolution according to the status in quo and the realities of Party B, customizes the details of Teaching Support Services and provides Teaching Support Services based on the resolution;

2.2	Providing support services in relation to teaching plan, teaching project, curriculum, and teaching items includes, but not limited to, providing relevant information and materials, conducting market research, providing opinions and advices, providing analysis report;

2.3	Providing support services in relation to the implementing of the teaching plan, teaching project, curriculum, and teaching items includes, but not limited to, tracking implementing situations, collecting relevant information and materials, assisting market promotion, giving opinions and advices for improvements, making occasional report of teaching information management.

3.	Exclusivity of Teaching Support Services

3.1	Party B undertakes to seek Teaching Support Services in accordance with this Agreement from Party A on an exclusive basis, and not to enter into any same or similar Teaching Support Services contracts with any third party other than Party A during the term of this Agreement;

3.2	In any case shall Party A be entitled to enter into same or similar contracts or provide same or similar services as the Teaching Support Services in this Agreement to a third party;

3.3	In no case shall Party B transfer Teaching Support Services provided in this Agreement to any third party other than Party B without consent of Party A.

Exhibit 99.2

Related Party Transaction – Form of Teaching Support Agreement

English Translation for Reference Purpose Only

4.	Payment

4.1	Parties agree that Party B shall pay Teaching Support Service Fees to Party A in accordance with the revenues and profits generated by such Teaching Support Services provided by Party A.

4.2	Parties agree that the Teaching Support Service Fees under this Agreement will be [*]% of one year’s revenue of Party B.

4.3	Unless otherwise agreed by the Parties the Teaching Support Service Fees should be paid annually, deposited by Party B to the bank account designated by Party A, and Party A should issue legal invoice to Party B.

4.4	Taxes and expenses arising out of the execution and implementation of this Agreement shall be borne by Parties respectively.

5.	Breach of Contract

5.1	In the event that Party B breaches Article 3.1 above, Party B shall compensate 1% of all the revenues it gained to Party A as provided in Article 4.1.

5.2	In the event that Party B breaches Article 3.3 above, Party B shall compensate two times the profit it gains in such transaction to Party A and Party A reserves its right to bring law suits against Party B.

5.3	In the event that Party B fails to pay the equipment maintenance fee provided under this Agreement to Party A, it shall pay 0.05% of the overdue payment amount to Party A for each day overdue. In the event that the overdue days exceed 30 days, Party A has right to terminate this Agreement.

6.	Term and Termination

6.1	Term of this Agreement will be two years, commencing from the date of effectiveness of this Agreement. Upon the expiration, this Agreement can be extended as agreed upon by both Parties.

Exhibit 99.2

Related Party Transaction – Form of Teaching Support Agreement

English Translation for Reference Purpose Only

6.2	Any Party will be deemed to have breached the Agreement if it fails to perform any obligations hereinto; the non-breaching Party is entitled to issue written notice to terminate this Agreement to the breaching Party if the breaching Party has not taken any measures to cure or remedy the breach within 60 business days of the written notice to cure such breaches issued by the non-breaching Party. The non-breaching Party can terminate this Agreement at any time thereafter. If the breach is cured by the breaching Party within 60 business days of the written, this Agreement will continue to be effective.

7.	Dispute Resolution

7.1	The Parties shall use their best efforts in good faith to amicably settle any disputes or differences arising out of this Agreement. If an attempt to settle has failed, any Party can submit the disputes to Beijing Arbitration Commission for arbitration in Beijing in accordance with its rules of arbitration in effect. The arbitral award shall be final and binding upon both Parties.

7.2	“Dispute” in this clause means the dispute to the formation, time of formation, explanation of the content, performance, breach responsibility, and amendment, assignment, release and termination of this Agreement.

8.	Miscellaneous

8.1	This Agreement shall become effective upon the date of execution by both Parties. Parties may negotiate and enter supplementary contracts on matters not agreed upon herein. Supplementary contracts have equal effect as this Agreement.

8.2	Any provision of this Agreement will be deemed as severable in the jurisdiction where it conflicts with the laws in such jurisdiction. The enforceability and binding effect of such provision should not be affected in other jurisdictions.

8.3	This Agreement together with the documents referred to herein is the sole contract as agreed by Parties for the subject of this Agreement. Except for the ones listed in this Agreement, the Parties will not be bound by other conditions, provisions, warranties or representations.

8.4	Amendments to this Agreement shall be valid only when made in writing and signed by both parties or their legal representatives with seal, and such amendments shall have the same effect as this Agreement.

Exhibit 99.2

Related Party Transaction – Form of Teaching Support Agreement

English Translation for Reference Purpose Only

8.5	The execution, validity, construction, performance, amendment, termination and dispute resolution of this Agreement will be generated by the laws of PRC.

8.6	Party B shall not assign this Agreement, in part or in whole, without the prior written approval of Party A.

8.7	The failure to require performance fully and timely of any provision shall not affect a party’s rights to require performance of such provision or other provisions of this Agreement at any time thereafter.

8.8	If a Force Majeure Event affects the performance of this Agreement, the Party affected by the Force Majeure Event shall immediately notify the other Party by means of telegraph, fax or other electronic forms, and shall furnish within fifteen (15) days thereafter sufficient evidence in writing of the occurrence of the Force Majeure Event. According to the Force Majeure’s impact on the performance of this Agreement, the Parties determine whether to release this Agreement, exempt the performance responsibility in part, or delay the performance.

8.9	Unless otherwise provided under this Agreement, “day” means calendar day, “business day” means the normal business day of Chinese commercial banks.

8.10	The annexes of this Agreement shall be considered as an integral part of this Agreement, and have the same effect.

8.11	This Agreement is executed in 4 originals and each Party holds two originals.

Each party has caused this Agreement to be executed by its duly authorized representative on the date of [  ], 200[  ]:

Party A: Beijing Decision Education Co., Ltd. (Management-WOFE)

Authorized representative (signature):

Party B: [the name of New Oriental Schools]

Authorized representative (signature):

Exhibit 99.2

Related Party Transaction – Form of Teaching Support Agreement

English Translation for Reference Purpose Only

Amendment to the Teaching Support Agreement

This amendment was executed on January 1, 2006 in Beijing among the following parties.

Party A: Beijing Decision Education Co., Ltd. (Management-WOFE)

Party B: [the name of New Oriental Schools]

The Parties entered into the Teaching Support Agreement on                         . Upon friendly discussions, the Parties hereby agree to modify and amend the original Teaching Support Agreement as follows:

1.	Article 4.2 of the Teaching Support Agreement provides that:

“Parties agree that the Teaching Support Service Fees under this Agreement will be [*]% of one year’s revenue of Party B.”

Article 4.2 is amended as follows:

“Teaching Support Service Fees under this Agreement should be         % of quarterly revenue of Party B. Both Parties may adjust such payment standard at the end of each quarter upon discussions according to the actual revenue and profit of Party B. In the event that no adjustment is made, the percentage applied in the nearest quarter shall apply.”

2.	Article 4.3 of the Teaching Support Agreement provides that “Unless otherwise agreed by the Parties, the Teaching Support Service Fees should be paid annually, deposited by Party B to the bank account designated by Party A, and Party A should issue legal invoice to Party B.”

Article 4.3 is amended as follows:

“Unless otherwise agreed by the Parties, the Teaching Support Service Fees should be paid quarterly, deposited by Party B to the bank account designated by Party A, and Party A should issue legal invoice to Party B.”

Exhibit 99.2

Related Party Transaction – Form of Teaching Support Agreement

English Translation for Reference Purpose Only

3.	Article 6.1 of the Teaching Support Agreement provides that:

“Term of this Agreement will be two years, commencing from the date of effectiveness of this Agreement. Upon the expiration, this Agreement can be extended through agreement of both Parties.”

Upon confirmation by both Parties, the term of the original Teaching Support Agreement shall be extended to five years commencing from the date of execution of this Amendment and may be further extended in five-year roll without limitation for number of rolls allowed.

4.	This Amendment will become effective on the date of execution by the authorized representatives of each Party.

5.	This Agreement is executed in 4 originals and each Party holds two originals. Each original has the same legal effect.

Party A: Beijing Decision Education Co., Ltd. (Management-WOFE)

Authorized representative (signature):

Party B: [describe the name of New Oriental Schools]

Authorized representative (signature):